Exhibit 99.1

August 12, 2025

Media: Peter Lucht - 781.655.2289

Investors: Kristin Silberberg - 203.900.6854

Citizens Financial Group Names Aunoy Banerjee of Barclays as Chief Financial Officer

PROVIDENCE, RI – Citizens Financial Group, Inc. (NYSE: CFG) today announced the appointment of Aunoy Banerjee as Executive Vice President and Chief Financial Officer. He will serve on the company’s Executive Committee and report to Chairman and CEO Bruce Van Saun. Banerjee joins Citizens from Barclays, where he currently serves as CFO of Barclays Bank PLC, leading a large, global, multifunctional team supporting multiple lines of business including U.S. Consumer, Global Corporate and Investment Banking, and Private Bank and Wealth Management.

Banerjee will join Citizens on October 24. As previously announced, current CFO John Woods will depart the bank on August 15. Chris Emerson, EVP and Head of Corporate Planning & Enterprise Finance, will serve as CFO during the interim period.

“Aunoy is a seasoned leader with a broad background and strong record of accomplishment over his career,” said Van Saun. “His experience in leading finance functions at multiple large financial institutions and overseeing highly complex transformation and optimization programs positions him well to have immediate impact as we execute our ambitious growth and transformation agenda.”

Said Banerjee: “I could not be more excited to be joining Citizens to help drive sustainable growth and value for all of its stakeholders. The Bank has been on an exciting and transformational journey, and I look forward to partnering with Bruce and the leadership team to help take Citizens to the next level.”

A 25-year financial services veteran, Banerjee will have responsibility for the Financial Planning and Analysis, Business Line Finance Groups, Controller, Investor Relations, Treasury, Tax, and Capital Management functions, as well as Property & Procurement.

Prior to Barclays, Banerjee served in a number of increasingly responsible finance and transformation roles at State Street over eight years, most recently as Head of Investments & Third-Party Management and Chair of State Street India. He also served as Chief Transformation Officer and prior to that ran Corporate FP&A and oversaw the CFO functions within its business units. He previously spent 11 years at Citi with several roles of increasing importance, including Business Unit CFO for Capital Markets and Securities Services, Finance Head of CCAR and Head of Corporate Forecasting and Planning. He began his professional career at General Electric as part of its Finance Management Leadership Program.

Highlights of Banerjee’s broad experience include overseeing a £1.1 trillion balance sheet at Barclays Bank PLC and co-leading the firm’s sweeping investment bank simplification initiative. At State Street, he oversaw the firm’s $100 billion-plus investment portfolio and its balance sheet funding position. Additionally, as Chief Transformation Officer, he led an enterprise-wide transformation aimed at simplifying operations, increasing operating margin and productivity, and boosting both organic and inorganic growth.

Banerjee holds a Master of Business Administration degree from the University of Rochester Simon School of Business and a Bachelor of Science degree from St. Stephen’s College at the University of Delhi.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $218.3 billion in assets as of June 30, 2025. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,100 ATMs and approximately 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X (formerly Twitter), LinkedIn or Facebook.

Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our expectations regarding the appointment of a new Citizens chief financial officer. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “prospects,” “outlook,” “guidance” or similar expressions or future or conditional verbs such as “may,” “will,” “likely,” ”should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the United States Securities and Exchange Commission.